UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

Westin Acquisition Corpo

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42926	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1165-L 3 Coleman Street #03-24, Singapore	179804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 9488 4425

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one right entitling the holder to receive one-sixth (1/6) of one Class A ordinary share	WSTNU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	WSTN	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-sixth (1/6) of one Class A ordinary share	WSTNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 23, 2025, Westin Acquisition Corp (the “Company”) announced that, with the consent of the underwriter, holders of the Company’s units may elect to separately trade the Class A ordinary shares and rights included in the units commencing on December 23, 2025. Any units not separated will continue to trade on The Nasdaq Capital Market under the symbol “WSTNU.” The Class A ordinary shares and rights that are separated are expected to trade on The Nasdaq Capital Market under the symbols “WSTN” and “WSTNR,” respectively. Holders of units will need to have their brokers contact Odyssey Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ units into Class A ordinary shares and rights.

On December 23, 2025, the Company issued a press release announcing the separate trading of the securities underlying the units. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 23, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westin Acquisition Corp

Date: December 23, 2025	By:	/s/ Kok Peng Na
	Name:	Kok Peng Na
	Title:	Chief Executive Officer and Chairman

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